Canary Solana ETF S-1

Exhibit 107

Calculation of Filing Fee Tables

S-1
(Form Type)

Canary Solana ETF
(Exact Name of Registrant as Specified in Its Charter)

Table 1 — Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Exchange-Traded Vehicle Securities	Canary Solana ETF	457(u)	Indeterminate Amount of Securities	(1)	(1)	(1)	(1)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts				(1)		(1)
		Total Fees Previously Paid						-
		Total Fee Offsets						-
		Net Fee Due						(1)

(1)	The amended registration statement covers an indeterminate amount of securities to be offered or sold and the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).